UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2008

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2008, the Compensation Committee of the Board of Directors of The TriZetto Group, Inc. (the “Company”) approved cash bonuses under the Company’s Cash Bonus Plan to certain of the Company’s executive officers for services rendered in 2007. The amounts of the cash bonuses approved by the Compensation Committee for the Company’s Chief Executive Officer, the Chief Financial Officer, and the other named executive officers set forth in the Company’s most recent Definitive Proxy Statement, along with their 2008 base salaries, are set forth in the following table:

Name	Title	2007 Cash Bonus		2008 Base Salary
Jeffrey H. Margolis	Chairman of the Board and Chief Executive Officer	$577,625		$602,000
Robert G. Barbieri	Chief Financial Officer	$124,500	(1)	$394,000
Kathleen Earley	President and Chief Operating Officer	$430,000		$450,000
Anthony Bellomo	Executive Vice President, Product Management	$263,000		$350,000
Philip J. Tamminga	Executive Vice President, Development	$253,000		$350,000

(1)	Mr. Barbieri joined the Company on August 13, 2007 and his bonus has been prorated accordingly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: February 22, 2008	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary